COMMON STOCK                                            COMMON STOCK
PAR VALUE $.01                               SEE REVERSE FOR CERTAIN DEFINITIONS
                                                     CUSIP _____________

                          CLIFTON SAVINGS BANCORP, INC.

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

THIS CERTIFIES THAT

                                 S P E C I M E N
is the owner of:


 FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, $.01 PAR VALUE PER SHARE,
                        OF CLIFTON SAVINGS BANCORP, INC.

The shares represented by this certificate are transferable only on the stock transfer books of the Corporation by the holder of record hereof, or by his duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation of the Corporation and any amendments thereto (copies of which are on file with the Transfer Agent), to all of which provisions the holder by acceptance hereof, assents.

     This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

          IN WITNESS THEREOF, Clifton Savings Bancorp, Inc. has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its corporate seal to be hereunto affixed.


Dated:                                            [SEAL]
              Chairman of the Board                        Corporate Secretary
              and Chief Executive Officer

                          Clifton Savings Bancorp, Inc.

     The shares represented by this certificate are subject to a limitation contained in the Certificate of Incorporation to the effect that in no event shall any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the outstanding shares of common stock (the "Limit") be entitled or permitted to any vote in respect of shares held in excess of the Limit.

     The Board of Directors of the Corporation is authorized by resolution(s), from time to time adopted, to provide for the issuance of serial preferred stock in series and to fix and state the voting powers, designations, preferences and relative, participating, optional, or other special rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The Corporation will furnish to any shareholder upon request and without charge a full description of each class of stock and any series thereof.

     The shares represented by this certificate may not be cumulatively voted on any matter. The affirmative vote of the holders of at least 80% of the voting stock of the Corporation, voting together as a single class, shall be required to approve certain business combinations and other transactions, pursuant to the Certificate of Incorporation or to amend certain provisions of the Certificate of Incorporation.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM - as tenants in common                UNIF GIFTS MIN ACT - ________ custodian _________
                                                                     (Cust)            (Minor)


TEN ENT - as tenants by the entireties                           under Uniform Gifts to Minors Act

                                                                       ____________________
                                                                               (State)

JT TEN - as joint tenants with right
         of survivorship and not as
         tenants in common

               Additional abbreviations may also be used though not in the above list.

For value received, __________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFICATION NUMBER OF ASSIGNEE

_________________________________________________________________________________________
Please print or typewrite name and address including postal zip code of assignee


_______________________________________________  shares of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ___________________________________________________  Attorney to
transfer  the said stock on the books of the within-named Corporation with full power of substitution in the premises.


DATED ________________________                                _____________________________________________________
                                                              NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST
                                                              CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF
                                                              THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION
                                                              OR ENLARGEMENT OR ANY CHANGE WHATEVER.


SIGNATURE GUARANTEED:      _______________________________________________________________
                           THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR
                           INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS
                           AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE
                           GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15